UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2014

CANNABIS KINETICS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-179390	99-0372219
(Commission File Number)	(IRS Employer Identification No.)

3240 W 71st Ave, Unit  5
Westminster CO 80030
 (Address of Principal Executive Offices, Zip Code)

(720)-319-5602
 (Registrant's Telephone Number, Including Area Code)

_________________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2014, Cannabis Kinetics Corp. (the “Company”), REM International, LLC, a Colorado limited liability company (“REM”), and Robert E. Matuszewki, the owner of all of the issued and outstanding equity interests in REM  (the “Principal”),  entered into an asset purchase agreement (the “Purchase Agreement”) pursuant to which the Company agreed to purchase substantially all of the assets of REM in consideration for $118,500 in cash and 1,500,000 shares of the Company’s common stock, par value $0.001, subject to the terms and conditions of the Purchase Agreement.

REM specializes in custom beverage solutions, owning several trademarks such as REMBEV and JimmyDrink.

The closing of the transactions contemplated by the Purchase Agreement is subject to the satisfaction or waiver of certain conditions provided for in the Purchase Agreement, including the receipt of REM’s audited financial statements which comply with the rules of the Securities and Exchange Commission and regulations and a consent from its independent auditors.

Through the earlier of the closing and the termination of the Purchase Agreement, neither the Company nor the Principal shall pursue any alternative transaction regarding any business combination with respect to REM or the sale of any assets or capital stock of REM.

The Purchase Agreement contains customary representations, warranties and covenants of the Company, REM and the Principal and indemnification rights and obligations of the parties.

Upon the closing of the transactions contemplated by the Purchase Agreement, it is intended that Robert E. Matuszewski will be appointed an officer and director of the Company.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.3.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10.3	Asset Purchase Agreement, dated as of June 6, 2014 by and among Cannabis Kinetics Corp., REM International, LLC and Robert E. Matuszewski

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS KINETICS CORP.

Date: June 11, 2014	By:	/s/ Eric Hagen
	Name:	Eric Hagen
	Title:	President and Chief Executive Officer

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